Exhibit 31.1

CERTIFICATION

I, Adam H. Stedham, certify that:
1.I have reviewed this annual report on Form 10-K/A of GP Strategies Corporation;
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2021

/s/ Adam H. Stedham
Adam H. Stedham
Chief Executive Officer and President